Exhibit 5.1

Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020-1001
United States of America

T: +1 212 506 2500
F: +1 212 262 1910
mayerbrown.com

June 6, 2023

Canadian Imperial Bank of Commerce

Commerce Court

Toronto, Ontario

Canada M5L1A2

Re:	Canadian Imperial Bank of Commerce
Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special U.S. counsel to Canadian Imperial Bank of Commerce, a bank organized under the Bank Act (Canada) (the “Bank”), in connection with the registration of U.S.$15,000,000,000 aggregate initial offering price of senior debt securities of the Bank (the “Securities”), pursuant to a Registration Statement on Form F-3 (as amended, the “Registration Statement”) being filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on or about the date hereof. The Securities are to be issued from time to time under the indenture, dated as of September 15, 2012 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 6, 2018 (the “First Supplemental Indenture”) and the Second Supplemental Indenture, dated as of December 16, 2019 (the “Second Supplemental Indenture,” together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), between the Bank and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). Certain terms of the Securities will be established by or pursuant to resolutions of the Bank’s Board of Directors (the “Corporate Proceedings”).

In connection with our representation, we have examined the corporate records of the Bank, including its by-laws, resolutions of its Board of Directors, the Registration Statement, the Indenture and other corporate records and documents, and have made such other examinations as we consider necessary to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies. As to all parties, we have assumed the legal competence of each individual executing any document, the due authorization, execution and delivery of all documents and the validity and enforceability thereof against all parties thereto, other than the Bank, in accordance with their respective terms. As to matters of fact (but not as to legal conclusions), to the extent we

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership) and Tauil & Chequer Advogados (a Brazilian partnership).

Canadian Imperial Bank of Commerce

June 6, 2023

deemed proper, we have relied on statements and representations of responsible officers and other representatives of the Bank and of public officials. We have assumed that the Registration Statement will have become effective under the Securities Act (and will remain effective at the time of issuance of any Securities thereunder) and a prospectus supplement (and any related agreements) will have been filed with the Commission describing the Securities offered thereby and will comply with all applicable laws.

Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, it is our opinion that:

(i) assuming that the Indenture has been duly authorized, executed and delivered by the Bank, and that the Indenture has been duly authorized, executed and delivered by the Bank under the laws of the Province of Ontario and the federal laws of Canada applicable thereto and is a valid and legally binding obligation of the Bank under the laws of the Province of Ontario and the federal laws of Canada applicable thereto, the Indenture is the legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms (subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law); provided that we express no opinion with respect to Section 301(b) of the Base Indenture or Section 1601(a) of the Base Indenture (as set forth in Section 2.7 of the First Supplemental Indenture), each of which is governed by the laws of the Province of Ontario and the federal laws of Canada; and

(ii) assuming that the Corporate Proceedings have been completed and that the Securities have been duly authorized, executed and delivered by the Bank under the laws of the Province of Ontario and the federal laws of Canada applicable thereto and are valid and legally binding obligations of the Bank under the laws of the Province of Ontario and the federal laws of Canada applicable thereto, when authenticated by the Trustee in accordance with the terms and provisions of the Indenture and delivered against due payment therefor as provided in the applicable prospectus supplement, the Securities will constitute valid, binding and enforceable obligations of the Bank, entitled to the benefits of the Indenture (subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law); provided that we express no opinion with respect to Section 301(b) of the Base Indenture or Section 1601(a) of the Base Indenture (as set forth in Section 2.7 of the First Supplemental Indenture), each of which is governed by the laws of the Province of Ontario and the federal laws of Canada.

We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United

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June 6, 2023

States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

We are admitted to practice in the States of Illinois and New York and our opinions expressed herein are limited solely to the Federal laws of the United States of America and the laws of the States of Illinois and New York, and we express no opinion herein concerning the laws of any other jurisdiction. With respect to all matters of the laws of the Province of Ontario and the federal laws of Canada, we understand that you are relying upon the opinion, dated the date hereof, of Blake, Cassels & Graydon LLP, Canadian counsel for the Bank, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Blake, Cassels & Graydon LLP.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Bank or the Securities or their offering and sale.

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this firm in such Registration Statement. If a pricing or similar supplement to the prospectus contained in the Registration Statement relating to the offer and sale of any particular Securities is prepared and filed by the Bank with the Commission on a future date and the supplement contains a reference to this firm and our opinion substantially in the form set forth below, we consent to including that opinion as part of the Registration Statement and to all references to this firm in such supplement:

In the opinion of Mayer Brown LLP, when the Securities have been duly completed in accordance with the Indenture and issued and sold as contemplated by the prospectus supplement and the prospectus, the Securities will constitute valid and binding obligations of the Bank, entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. This opinion is given as of the date hereof and is limited to the laws of the State of New York. This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the

Canadian Imperial Bank of Commerce

June 6, 2023

Indenture and such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated June 6, 2023, which has been filed as Exhibit 5.1 to the Bank’s Registration Statement on Form F-3 filed on June 6, 2023.

In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Mayer Brown LLP